Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227229 on Form S-3 and Registration Statement No. 333-219982 on Form S-8 of our report dated February 23, 2018, relating to the 2017 financial statements of Venator Materials PLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Houston, Texas
March 12, 2020